Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLD WIDE REPORTS STRONG THIRD QUARTER RESULTS AND MAINTAINS FULL-YEAR REVENUE OUTLOOK
In line revenue growth and record gross margin lead to 10% adjusted EPS growth, ahead of expectations for Q3

Rockford, Michigan, November 7, 2019 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the third quarter ended September 28, 2019. The Company also provided an update on its full-year 2019 outlook.

“We delivered our highest quarterly revenue increase of the year driven by constant currency growth of over 11% from Merrell, Sperry and Saucony. Our adjusted earnings per share of $0.68 was a record performance for the Company and meaningfully better than our expectations heading into the quarter,” said Blake Krueger, Wolverine World Wide’s Chairman, Chief Executive Officer and President. "The double-digit growth from our biggest brands is a direct result of our continued focus on building trend-right product that resonates with consumers and ongoing execution of our digital-direct offense."

THIRD QUARTER 2019 REVIEW

•	Reported revenue of $574.3 million increased 2.8% as compared to the prior year and adjusting for currency, increased 3.6%.

•	Reported gross margin of 42.4%, was in line with expectations, and increased 80 basis points compared to 41.6% in the prior year.

•	Reported operating margin was 11.9%. Adjusted operating margin of 14.1% exceeded expectations expanding 150 basis points compared to the prior year.

•	Reported diluted earnings per share were $0.57, compared to $0.60 in the prior year. Adjusted diluted earnings per share increased 9.7% to $0.68 compared to $0.62 in the prior year.

•
The reported tax rate was 20.3%, as compared to 7.8% in the prior year. The prior year effective rate was favorably impacted by a $40 million voluntary pension contribution, resulting in a $0.06 benefit in the prior year.

•	Inventories increased 28.8% compared to the prior year, slightly better than expectations, and include $8.4 million related to new stores and the Saucony Europe acquisition.

•	The Company repurchased $107 million of shares in the quarter at an average price of $25.13, and has approximately $513 million available under its authorized share repurchase programs.

"The strong results from Merrell, Sperry and Saucony demonstrate the benefits of our demand creation investments and steady execution against our global growth model. This revenue performance combined with continued operational discipline led to excellent earnings leverage in the quarter, with adjusted earnings per share growth of nearly 10% and gross margin of 42.4%, the highest of any third quarter for the Company,” stated Mike Stornant, Senior Vice President and Chief Financial Officer. “Our well-positioned capital structure allowed us to continue to opportunistically repurchase stock. Our strong liquidity position provides considerable flexibility to drive future long-term shareholder return."

FULL-YEAR 2019 OUTLOOK
The Company is maintaining its full-year revenue guidance and updating its full-year earnings outlook to reflect estimated new tariff costs in the fourth quarter.

•	Revenue is expected to be approximately $2.28 billion including approximately 7.0% constant currency growth in the fourth quarter.

•	Gross margin is still expected to be approximately 41.0% matching the prior year's record level.

•	Reported operating margin is now expected to be approximately 10.5% and adjusted operating margin is expected to be approximately 12.0%.

•	The effective tax rate is expected to be approximately 19.0%.

•	Diluted weighted average shares are now expected to be approximately 86.4 million.

•
Reported diluted earnings per share are now expected to be approximately $1.96 and adjusted diluted earnings per share are now expected to be approximately $2.25 including $0.03 related to new tariffs on products expected to be sold in the fourth quarter.

•	Cash flow from operations is expected to be approximately $190 million.

NON-GAAP FINANCIAL MEASURES
Measures referred to as "adjusted" financial results exclude environmental and other related costs, business development related costs, reorganization costs, other costs, the impact of tax reform updates and a foreign currency remeasurement gain that is not expected to reoccur. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

The Company has provided a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability of current period results to the prior period by adjusting for certain items that may not be indicative of core operating results and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates® and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company’s revenue growth during the rest of fiscal 2019 and focus on leveraging its strong liquidity and financial position to drive shareholder returns; and the Company’s fiscal 2019 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar event; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; the success of the Company’s restructuring and realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Year-To-Date Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenue	$574.3	$558.6	$1,666.3	$1,659.6
Cost of goods sold	331.0	326.5	972.4	965.4
Gross profit	243.3	232.1	693.9	694.2
Gross margin	42.4%	41.6%	41.6%	41.8%

Selling, general and administrative expenses	165.9	161.6	498.6	488.6
Environmental and other related costs	9.1	2.1	19.1	7.6
Operating expenses	175.0	163.7	517.7	496.2
Operating expenses as a % of revenue	30.5%	29.3%	31.1%	29.9%

Operating profit	68.3	68.4	176.2	198.0
Operating margin	11.9%	12.2%	10.6%	11.9%

Interest expense, net	8.2	5.8	21.8	18.7
Other income, net	(0.9)	(1.3)	(3.2)	(7.2)
Total other expenses	7.3	4.5	18.6	11.5
Earnings before income taxes	61.0	63.9	157.6	186.5

Income tax expense	12.4	5.0	28.2	25.5
Effective tax rate	20.3%	7.8%	17.9%	13.7%

Net earnings	48.6	58.9	129.4	161.0

Less: net earnings (loss) attributable to noncontrolling interests	(0.1)	0.1	—	0.2
Net earnings attributable to Wolverine World Wide, Inc.	$48.7	$58.8	$129.4	$160.8
Diluted earnings per share	$0.57	$0.60	$1.44	$1.65

Supplemental information:
Net earnings used to calculate diluted earnings per share	$47.7	$57.6	$126.9	$157.5
Shares used to calculate diluted earnings per share	83.9	95.3	88.0	95.4
Weighted average shares outstanding	83.5	94.9	87.3	95.2

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	September 28, 2019	September 29, 2018
ASSETS
Cash and cash equivalents	$125.2	$228.1
Accounts receivables, net	357.3	364.0
Inventories, net	417.7	324.4
Other current assets	48.4	32.2
Total current assets	948.6	948.7
Property, plant and equipment, net	143.0	131.4
Lease right-of-use assets, net	163.9	—
Goodwill and other indefinite-lived intangibles	1,041.5	1,032.0
Other noncurrent assets	171.5	157.0
Total assets	$2,468.5	$2,269.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$297.1	$296.1
Lease liabilities	33.5	—
Current maturities of long-term debt	10.0	60.0
Borrowings under revolving credit agreements and other short-term notes	493.3	1.5
Total current liabilities	833.9	357.6
Long-term debt	430.7	601.0
Lease liabilities, noncurrent	151.0	—
Other noncurrent liabilities	259.0	248.2
Stockholders' equity	793.9	1,062.3
Total liabilities and stockholders' equity	$2,468.5	$2,269.1

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	September 28, 2019	September 29, 2018
OPERATING ACTIVITIES:
Net earnings	$129.4	$161.0
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	23.3	22.6
Deferred income taxes	0.3	12.3
Stock-based compensation expense	17.3	21.2
Pension contribution	—	(60.7)
Pension and SERP expense	4.2	4.0
Cash payments related to restructuring costs	(0.1)	(4.8)
Environmental and other related costs, net of cash payments	(3.7)	(6.3)
Other	(9.4)	6.8
Changes in operating assets and liabilities	(145.3)	(190.1)
Net cash provided by (used in) operating activities	16.0	(34.0)

INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(15.1)	—
Additions to property, plant and equipment	(28.7)	(15.3)
Proceeds from sale of assets	0.1	2.2
Investment in joint ventures	(8.5)	—
Other	(1.2)	(1.7)
Net cash used in investing activities	(53.4)	(14.8)

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreements and other short-term notes	368.3	1.0
Payments on long-term debt	(5.0)	(122.6)
Payments of debt issuance and debt extinguishment costs	(0.3)	—
Cash dividends paid	(25.4)	(21.0)
Purchase of common stock for treasury	(314.2)	(69.9)
Employee taxes paid under stock-based compensation plans	(16.7)	(8.1)
Proceeds from the exercise of stock options	7.0	23.2
Contributions from noncontrolling interests	5.7	—
Net cash provided by (used in) financing activities	19.4	(197.4)

Effect of foreign exchange rate changes	0.1	(6.7)
Decrease in cash and cash equivalents	(17.9)	(252.9)

Cash and cash equivalents at beginning of the year	143.1	481.0
Cash and cash equivalents at end of the period	$125.2	$228.1

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q3 2019 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2019-Q3	Foreign Exchange Impact	Constant Currency Basis 2019-Q3	GAAP Basis 2018-Q3	Constant Currency Growth (Decline)	Reported Growth (Decline)
REVENUE
Wolverine Michigan Group	$318.8	$2.8	$321.6	$327.7	(1.9)%	(2.7)%
Wolverine Boston Group	241.3	1.8	243.1	214.6	13.3	12.4
Other	14.2	—	14.2	16.3	(12.9)	(12.9)
Total	$574.3	$4.6	$578.9	$558.6	3.6%	2.8%

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2019 Q3	$68.3	$12.5	$80.8

Operating margin	11.9%		14.1%

Operating Profit - Fiscal 2018 Q3	$68.4	$2.1	$70.5

Operating margin	12.2%		12.6%
(1)    Q3 2019 adjustments reflect $9.1 million of environmental and other related costs, $2.5 million of reorganization costs, $0.6 million of business development related costs and $0.3 million of other costs. Q3 2018 adjustment reflects $2.1 million of environmental and related costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted

EPS - Fiscal 2019 Q3	$0.57	$0.11	$0.68

EPS - Fiscal 2018 Q3	$0.60	$0.02	$0.62
(1)    Q3 2019 adjustments reflect environmental and other related costs, reorganization costs, business development related costs and other costs. Q3 2018 adjustment reflects environmental and other related costs.

2019 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2019 Q4 REPORTED REVENUE GUIDANCE
TO ADJUSTED REVENUE GUIDANCE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2019	Foreign Exchange Impact	Constant Currency Basis 2019	GAAP Basis 2018	Constant Currency Growth	Reported Growth

Revenue guidance	$615.0	$4.0	$619.0	$579.6	6.8%	6.1%

RECONCILIATION OF FISCAL 2019 FULL-YEAR REPORTED OPERATING MARGIN
GUIDANCE TO ADJUSTED OPERATING MARGIN GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year Operating Margin	Adjustment (1)	As Adjusted Full-Year Operating Margin

Operating Margin Guidance	10.5%	1.5%	12.0%
(1) Adjustment includes the impact of estimated environmental and other related costs, estimated costs related to business development activities, estimated reorganization and other costs.

RECONCILIATION OF FISCAL 2019 FULL-YEAR DILUTED EPS
GUIDANCE TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year	Adjustment (1)	As Adjusted Full-Year

Diluted earnings per share guidance (2)	$1.96	$0.29	$2.25
(1)     Adjustment includes the impact of estimated environmental and other related costs, estimated costs related to business development activities, estimated costs related to reorganization, the impact of tax reform and other costs.
(2)     Per GAAP, the Full-Year EPS calculation reflects Net Earnings attributable to Wolverine World Wide, Inc. adjusted for earnings allocated to non-vested restricted common stock (for 2019, adjustment estimated at 97.2% of Net Earnings available to Wolverine World Wide, Inc.) divided by shares used in calculating earnings per share.

*
To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if environmental and other related costs, business development related costs, reorganization costs, other costs, the impact of tax reform updates and a foreign currency remeasurement gain that is not expected to reoccur were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.